UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2024

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475) 238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on September 19, 2024, Matthew Wiley, Senior Vice President and Chief Commercial Officer of BioXcel Therapeutics, Inc. (the “Company”), and the Company agreed that Mr. Wiley would cease his employment with the Company, effective October 2, 2024 (the “Separation Date”) and would serve as a consultant for a period of time thereafter. In connection with Mr. Wiley’s separation, on October 3, 2024, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Wiley pursuant to which Mr. Wiley will be entitled to the severance payments and benefits under his employment agreement with the Company, which include (i) a pro-rated portion of any annual bonus earned for 2024; (ii) base salary continuation for nine months; and (iii) reimbursement for COBRA premium payments for nine months. Mr. Wiley’s receipt of the severance payments and benefits is subject to his execution and non-revocation of a release of claims in favor of the Company.

In addition, on October 8, 2024, the Company entered into a Consulting Agreement with Commercial Science, LLC, a limited liability company managed by Mr. Wiley (the “Consulting Agreement”), pursuant to which Mr. Wiley will provide consulting and advisory services to the Company following the Separation Date at an hourly rate of $330 plus out-of-pocket expenses. The Consulting Agreement will expire on December 31, 2024, unless earlier terminated pursuant to its terms.

The foregoing descriptions of the Separation Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and the Consulting Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Separation Agreement between BioXcel Therapeutics, Inc. and Matthew Wiley, dated October 3, 2024

10.2†	Consulting Agreement between BioXcel Therapeutics, Inc. and Matthew Wiley, dated October 8, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

†      Annexes, schedules, and certain exhibits have been omitted pursuant to Item 601(a)(5)(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	BIOXCEL THERAPEUTICS, INC.

/s/ Richard Steinhart
Richard Steinhart
Chief Financial Officer